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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 19, 2008

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
             (Exact name of registrant as specified in its charter)


            Colorado                      000-26017               58-2222646
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(State or other jurisdiction of   (Commission File Number)    (IRS Employer
         incorporation)                                      Identification No.)


940 Calle Amanecer Suite E
San Clemente, California                                               92673
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(Address of Principal Executive Offices)                          (Zip Code)

       Registrant's telephone number, including area code: (949) 542-7440



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Reclamation Consulting and Applications, Inc. ("we", "us" or the "Company")
files this Current Report on Form 8-K to report the following:

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On February 19, 2008, our management concluded, after consultation with our independent registered public accounting firm, and a review of the pertinent facts, that the previously issued financial statements contained in the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2007 (the "Form 10-QSB") should not be relied upon due primarily to an error in those financial statements related to the accounting for debt discount on our convertible debt and an error in compiling the statement of operations for the three months ended December 31, 2007. Following the filing of the Form 10-QSB, our management, in consultation with our independent registered public accounting firm, determined that the financial statements included therein understated the amount of our reported net loss for the three and six months ended December 31, 2007 by approximately $1.4 million and $281,000, respectively.

We are currently preparing restated financial statements for the quarter ended December 31, 2007, which we plan to include in an amendment to the Form 10-QSB in the near future.

The Board of Directors and Company management have discussed with the Company's independent registered public accounting firm, KMJ Corbin & Company LLP, the matters disclosed in this filing pursuant to this Item 4.02.

SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reclamation Consulting and Applications, Inc.

By: /s/  Michael Davies
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      Michael Davies, CEO

Dated:   February 21, 2008